                                                                    EXHIBIT 12.1

                           RALPHS SUPERMARKETS, INC.

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(A)
                             (DOLLAR IN THOUSANDS)
                                  (UNAUDITED)

                                                                    52 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS
                                                                     ENDED            ENDED            ENDED            ENDED
                                                                  FEBRUARY 2,      JANUARY 31,      JANUARY 30,      JANUARY 29,
                                                                      1992             1993             1994             1995
                                                                  ------------     ------------     ------------     ------------
Earnings (loss) before income taxes and extraordinary item....      $(27,734)        $  2,792         $ 30,317         $ 32,118
Add:
  Portion of rents representative of the interest factor......        15,135           17,745           19,218           19,467
  Capitalized interest........................................           510            1,074              740              325
  Interest expense............................................       130,206          125,611          108,755          112,651
                                                                  ------------     ------------     ------------     ------------
  Earnings as adjusted........................................      $118,117         $147,222         $159,030         $164,561
                                                                   =========        =========        =========        =========
Fixed charges:
  Interest expense............................................       130,206          125,611          108,755          112,651
  Capitalized interest........................................           510            1,074              740              325
  Portion of rents representative of the interest factor......        15,135           17,745           19,218           19,467
                                                                  ------------     ------------     ------------     ------------
  Total fixed charges.........................................      $145,851         $144,430         $128,713         $132,443
                                                                   =========        =========        =========        =========
Ratio of earnings to fixed charges............................            --(b)          1.02             1.24             1.24
                                                                   =========        =========        =========        =========

---------------

(a) The ratio of earnings to fixed charges has been computed based upon net earnings (loss) before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of debt discount and expense and one-third of rental expense (the proportion deemed representative of the interest factor).

(b) Earnings before income taxes and fixed charges were insufficient to cover fixed charges for the period ended February 2, 1992 by $27,734.

                                                                    EXHIBIT 12.1

                           FOOD 4 LESS HOLDINGS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                          52 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED       31 WEEKS ENDED       52 WEEKS ENDED
                          JUNE 27, 1992        JUNE 26, 1993        JUNE 25, 1994       JANUARY 29, 1995     JANUARY 28, 1996
                        ------------------   ------------------   ------------------   ------------------   -------------------
                                    FIXED                FIXED                FIXED                FIXED                 FIXED
                        EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS    CHARGES
                        --------   -------   --------   -------   --------   -------   --------   -------   ---------   -------
Loss before provision
  for income taxes and
  extraordinary
  charges.............  $(25,555)  $    --   $(29,818)  $    --   $(8,767)   $    --   $(17,639)  $    --   $(283,494)  $    --
Add: Fixed charges:
Interest expense
  including
  amortization of
  deferred financing
  costs...............    70,211    70,211     73,614    73,614    77,017     77,017     48,361    48,361     202,651   202,651
Interest factor in
  rent expense(1).....    15,569    15,569     14,835    14,835    16,596     16,596     11,153    11,153      32,584    32,584
                        --------   -------   --------   -------   --------   -------   --------   -------   ---------   -------
                        $ 60,225   $85,780   $ 58,631   $88,449   $84,846    $93,613   $ 41,875   $59,514   $ (48,259)  235,235
                        ========   =======   ========   =======   =======    =======   ========   =======   =========   =======
Ratio of earnings to
  fixed charges.......        --                   --                  --                    --                    --
                        ========             ========             =======              ========             =========
Deficiency of earnings
  to cover fixed
  charges.............  $ 25,555             $ 29,818               8,767              $ 17,639             $ 283,494
                        ========             ========             =======              ========             =========

                           53 WEEKS ENDED        36 WEEKS ENDED        36 WEEKS ENDED
                          FEBRUARY 2, 1997       OCTOBER 6, 1996      OCTOBER 12, 1997
                        --------------------   -------------------   -------------------
                                     FIXED                 FIXED                 FIXED
                        EARNINGS    CHARGES    EARNINGS   CHARGES    EARNINGS   CHARGES
                        ---------   --------   --------   --------   --------   --------
Loss before provision
  for income taxes and
  extraordinary
  charges.............  $(129,580)  $     --   $(89,678)  $     --   $(53,918)  $     --
Add: Fixed charges:
Interest expense
  including
  amortization of
  deferred financing
  costs...............    284,217    284,217    192,700    192,700    191,528    191,528
Interest factor in
  rent expense(1).....     48,700     48,700     32,207     32,207     36,333     36,333
                        ---------   --------   --------   --------   --------   --------
                        $ 203,337   $332,917   $135,229   $224,907   $173,943   $227,861
                        =========   ========   ========   ========   ========   ========
Ratio of earnings to
  fixed charges.......         --                    --                    --
                        =========              ========              ========
Deficiency of earnings
  to cover fixed
  charges.............  $ 129,580              $ 89,678              $ 53,918
                        =========              ========              ========


---------------
(1) Calculated as one-third of minimum rent expense (see note 4 in the audited financial statements):

                           52 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED       31 WEEKS ENDED       52 WEEKS ENDED
                           JUNE 27, 1992        JUNE 26, 1993        JUNE 25, 1994       JANUARY 29, 1995     JANUARY 28, 1996
                         ------------------   ------------------   ------------------   ------------------   -------------------
Minimum rent...........             $46,706              $44,504              $49,788              $33,458               $97,752
Interest factor........
                                         /3                   /3                   /3                   /3                    /3
                                     ------               ------               ------               ------                ------
                                    $15,569              $14,835              $16,596              $11,153               $32,584
                                     ======               ======               ======               ======                ======

                           53 WEEKS ENDED         36 WEEKS ENDED        36 WEEKS ENDED
                          FEBRUARY 2, 1997       OCTOBER 6, 1996       OCTOBER 12, 1997
                         -------------------   --------------------   -------------------
Minimum rent...........             $146,101                $96,621              $108,999
Interest factor........
                                          /3                     /3                    /3
                                      ------                 ------                ------
                                     $48,700                $32,207              $ 36,333
                                      ======                 ======                ======


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